Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

LEASE AGREEMENT

BETWEEN

PACIFIC COMMONS OWNER, LP,

a Delaware limited partnership,

AS LANDLORD

AND

Sana Biotechnology, Inc.,

a Delaware corporation

AS TENANT

5567 Cushing Parkway

Fremont, California

{04310867.DOC;3 }	4173473v7

LEASE AGREEMENT

This Lease Agreement ("Lease") is made and entered into as of July 13, 2021, by and between PACIFIC COMMONS OWNER, LP, a Delaware limited partnership ("Landlord") and Sana Biotechnology, Inc., a Delaware corporation ("Tenant").

BASIC LEASE PROVISIONS

Premises:	Approximately 163,193 rentable square feet (“RSF”) as shown on Exhibit A attached hereto (the "Premises") consisting of the entire interior of the Building (as defined below).
Project:

"Pacific Commons South" consisting of a ten (10) building industrial project (the "Project") as further set forth on Exhibit A-1 attached hereto, owned by Landlord. The Project consists of such buildings, the legal parcel(s) on which such buildings are situated, and the other improvements located thereon.

Building:	The industrial building located at 5567 Cushing Parkway in the City of Fremont, County of Alameda, State of California (the "Building").
Tenant's Proportionate Share of Project:	9.5% (i.e., 163,193 RSF of the Premises / 1,718,490 RSF of the Project).
Tenant's Proportionate Share of Building:	100%.
Lease Term:	Beginning on the Commencement Date and ending on November 30, 2031.
Commencement Date:	July 9, 2021 (the “Commencement Date”).
Option to Extend:	See Paragraph 45 herein.
Monthly Base Rent:

The monthly Base Rent during the initial Lease Term shall be as follows:

Period of Lease Term:Monthly Base Rent:July 9, 2021 – June 30, 2022$[***] per monthJuly 1, 2022 – June 30, 2023$[***] per monthJuly 1, 2023 – June 30, 2024$[***] per monthJuly 1, 2024 – June 30, 2025$[***] per monthJuly 1, 2025 – June 30, 2026$[***] per monthJuly 1, 2026 – June 30, 2027$[***] per monthJuly 1, 2027 – June 30, 2028$[***] per monthJuly 1, 2028 – June 30, 2029$[***] per monthJuly 1, 2029 – June 30, 2030$[***] per monthJuly 1, 2030 – June 30, 2031$[***] per monthJuly 1, 2031 – November 30, 2031$[***] per month

Base Rent Credit:	See Paragraph 4(b) herein.
Initial Estimated Monthly Operating Expense Payments:	$[***] per month. Such amount does not include utilities, which are to be paid separately in accordance with Paragraph 7 herein.
Prepaid Rent:	$[***] (which amount represents one (1) months’ worth of the initial Base Rent and initial estimated Operating Expenses) (the "Prepaid Rent").
Letter of Credit Amount:	$6,357,816.52. See Paragraph 5 herein.
Permitted Use:

Subject to compliance with Legal Requirements including applicable zoning regulations, general industrial, laboratory and warehouse use for manufacturing (including biotech manufacturing), assembly, storage, distribution and sales (but limited to wholesale sales) of products and merchandise made and/or distributed by Tenant, and incidental office and administrative use related thereto (the "Permitted Use").

Tenant's Notice Address:	Sana Biotechnology, Inc. 188 East Blain Street Seattle, WA 98102 Attn: Legal Department Sana Biotechnology, Inc. 188 East Blain Street Seattle, WA 98102 Attn: Director of Facilities
Landlord's Notice Address:	Pacific Commons Owner, LP [***]
Brokers:	CBRE, Inc. (Landlord's broker) CRESA (Tenant's broker)
Improvement Allowance:	$1,631,930.00.
Addenda:

Addendum 1 (Rules and Regulations);

Exhibit A (Premises);

Exhibit B (Base Building Specifications);

Exhibit C (Tenant Work Letter);

Exhibit D (Initial HazMat Certificate);

Exhibit E (Additional Use Provisions)

Exhibit F (Contractor Rules and Regulations); and

Exhibit G (Form of Initial Letter of Credit)

LEASE

1.Granting Clause; Lease Term; Early Access.

(a)In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The term of this Lease (the "Lease Term") shall commence on the Commencement Date specified in or established above, and except as otherwise provided herein, shall continue in full force and effect through the number of months provided in the Basic Lease Provisions; provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months. Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same. After the Commencement Date, Tenant shall, upon demand, execute and deliver a letter of acceptance of delivery of the Premises specifying the Commencement Date and the expiration of the Lease Term. Subject to compliance with Legal Requirements, Tenant shall have the right to access the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term.

(b)Subject to all Legal Requirements (as defined below), Tenant may have access to the Premises and Common Areas upon the mutual execution and delivery of this Lease solely for the purposes of performing inspections of the Premises and constructing and installing the Tenant Improvements (as defined in Exhibit C) and Tenant's racking, furniture, fixtures and equipment at the Premises. Notwithstanding the foregoing, in no event shall Tenant access or enter into the Premises until such time as Tenant has delivered to Landlord the Prepaid Rent, Letter of Credit and all other monetary amounts due, as well as written evidence that Tenant has fulfilled its obligation to provide insurance pursuant to the provisions of this Lease. Tenant agrees to coordinate with Landlord and Landlord's contractors during any such early access so as to minimize disruption of any ongoing work being performed by Landlord at the Project. Such early access to the Premises will not, in and of itself, advance the Commencement Date unless Tenant begins conducting business in any portion of the Premises (in which event the Commencement Date shall immediately occur). All of the provisions of this Lease shall apply to Tenant during any entry into the Premises prior to the Commencement Date, including, without limitation, the indemnities set forth in this Lease, but excluding only the obligation to pay Base Rent and Operating Expenses until the Commencement Date has occurred, whereupon Base Rent and Operating Expenses shall immediately commence. Notwithstanding anything to the contrary herein, Tenant shall be responsible for payment of all utility costs which are attributable to Tenant's activities at the Premises during any early entry by Tenant and Tenant shall pay such costs to Landlord promptly upon demand. During any early entry into the Premises, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees (each, a "Tenant Party"). Landlord shall have the right to post appropriate notices of non-responsibility in connection with any early entry by Tenant.

2.Acceptance of Premises. Subject to Landlord’s obligations expressly set forth in this Lease, including Exhibit C attached hereto, Tenant shall accept the Premises on the Commencement Date in its "as-is" condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Tenant acknowledges and agrees that by taking possession of the Premises it shall be conclusive evidence that: (i) Tenant has inspected and accepted the Premises in an "As-Is, Where-Is" condition, (ii) the Building and improvements in the Premises are suitable for the purpose for which the Premises are leased and Landlord has made no warranty, representation, covenant, or agreement with respect to the merchantability or fitness for any particular purpose of the Premises, (iii) the Premises are in good and satisfactory condition at the time Tenant takes possession thereof, (iv) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, and (v) there are no representations or warranties, expressed, implied or statutory, that extend beyond the description of the Premises, except to the extent expressly provided herein. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10, any punch-list items agreed to in writing by Landlord and Tenant.

3.Use.

(a)Subject to Tenant's compliance with all zoning ordinances and Legal Requirements, the Premises shall be used only for the Permitted Use and for no other use. To Landlord's Knowledge, as of the date of this Lease, Landlord does not know of any zoning information that prohibits Tenant from operating from the Premises for the Permitted Use. As of the date of this Lease, subject to Tenant's compliance with Legal Requirements, including without limitation, zoning ordinances, Landlord is not party to any third party agreement (such as, a prohibited use clause in a lease) that would prohibit Tenant from building-out or using the Premises for laboratory and biotech manufacturing purposes, and Landlord agrees not to consent in writing to any such restriction during the Term. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sales on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, fumes, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks, vehicles or any of Tenant's personal property, products or merchandise, is strictly prohibited without Landlord's prior written consent, such consent not to be unreasonably withheld with regard to an outside mechanical yard area for Tenant’s exclusive use, and for other minor outside use subject to compliance with Legal Requirements, review and approval of plans therefor by Landlord, and Landlord's reasonable rules and regulations with respect thereto (including appropriate screening of any such mechanical yard). Tenant shall not bring upon the Premises or any portion of the Building or Project or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, or any other illicit drug under either State of California or United States law, regardless of the legality or illegality of the same. In addition, set forth on Exhibit E are additional provisions generally applicable to Tenant’s use of the Premises as well as Tenant’s use of portions of the Premises for laboratory and research and development purposes (“Laboratory Use”).

(b)Tenant, at its sole expense, shall comply with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants, conditions and restrictions and all other matters of record now or hereafter applicable to the Premises, including without limitation, Appliable Laboratory Use Laws (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications to the Premises or the Building, that are required by Legal Requirements related to Tenant's specific use or occupation of the Premises. Further, if applicable to the Premises, Tenant shall, at its sole cost and expense, timely and fully comply with all obligations imposed upon “operators” under the Warehouse Indirect Source Rule or similar rule (“Warehouse ISR”) to the extent implemented by the Bay Area Air Quality Management District (“BAAQMD”), including, without limitation, warehouse points compliance obligations, reporting, notification and recordkeeping requirements, and payment of mitigations fees, as applicable. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits unless Tenant compensates Landlord for the extra insurance costs, or sprinkler credit loss, resulting from Tenant’s particular use of the Premises. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's particular use or improvement of the Premises, or because Tenant abandons the Premises, then Tenant shall pay the amount of such increase to Landlord. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all non-monetary obligations of Tenant under this Lease.

(c)Landlord hereby discloses to Tenant, in accordance with California Civil Code Section 1938, and Tenant hereby acknowledges that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (i) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp reasonably approved in advance by Landlord; and (b) Landlord shall have no obligation to perform any work or repairs identified in any such CASp inspection.

(d)Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, all areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project (collectively, the "Common Areas"), including without limitation the driveways and parking area depicted on Exhibit A hereto. Tenant’s use of Common Areas shall be subject to such reasonable rules and regulations as Landlord may promulgate from time to time pursuant to the terms and conditions of this Lease. During the Term, Landlord shall not direct other tenants or invitees (other than contractors and agents that have a reasonably need to access the parking area designated for the Premises) to park in parking spaces closest to Tenant’s Premises nor shall Landlord enter into any parking agreements with non-tenants (i.e. fleet storage/parking) that would adversely impact access to or use of the parking area designated for the Premises.

4.Base Rent.

(a)Tenant shall pay monthly Base Rent in the amounts set forth on the first page of this Lease. The Prepaid Rent (as set forth in the Basic Lease Provisions above) shall be due and payable upon Tenant's execution and delivery of this Lease (and shall be applied against Base Rent and Operating Expenses first coming due under this Lease). Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith; provided, however, Tenant shall have the right to pay rent electronically pursuant to Landlord’s ACH procedures. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations and shall constitute rent. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease, and shall not be excused from paying any rent due hereunder for any reason whatsoever, except as expressly set forth to the contrary in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than [***] ([***]) days, Tenant shall pay to Landlord on demand a late charge equal to [***] percent ([***]%) of such delinquent sum. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord's other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount.

(b)Subject to the terms and conditions of this Paragraph 4(b), provided that Tenant is not then in default under this Lease, Tenant shall be credited with the payment of monthly Base Rent with respect to the Premises for the first [***] ([***]) full calendar months of the initial Lease Term only (collectively, the "Base Rent Credit"), in each case as and when the same becomes due and payable, for a total Base Rent Credit equal to Eight Hundred Fifteen Thousand Nine Hundred Sixty-Five and No/100 Dollars ($815,965.00) in the aggregate. Such Base Rent Credit shall not reduce or limit any other amounts which are otherwise payable by Tenant under this Lease (including, without limitation, Operating Expenses).

5.Letter of Credit.

(a)Concurrently with Tenant's execution and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable letter of credit (the "Letter of Credit") in favor of Landlord in the amount of Six Million Three Hundred Fifty-Seven Thousand Seven Hundred Eight Hundred Sixteen and 52/100 Dollars ($6,357,816.52) as security for the performance of Tenant's obligations under this Lease. The Letter of Credit initially delivered pursuant to this Paragraph 5(a) and all substitutions, replacements and renewals of it, must be consistent with and shall satisfy all the following requirements: (i) the Letter of Credit shall be clean, irrevocable and unconditional and effective immediately upon issuance; (ii) the Letter of Credit must be issued by a national bank which is a member of the New York Clearing House and which has a banking office dedicated to the administration and payment of letters of credit in Los Angeles, California, which bank must be reasonably satisfactory to Landlord; (iii) the Letter of Credit shall have an expiration date no earlier than the first (1st) anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by the issuing bank by notice to Landlord given not less than [***] ([***]) days prior to its expiration date by registered or certified mail (and the final expiration date of the Letter of Credit and all renewals of it shall be no earlier than [***] ([***]) days following the expiration of the Lease Term); (iv) the Letter of Credit may be drawn at the Los Angeles, California banking office of the issuer and must allow for draws to be made at sight pursuant to a form of draw request reasonably satisfactory to Landlord; (v) the Letter of Credit must allow for one draw in the whole amount or multiple partial draws (and Landlord shall not, as a condition to any draw, be required to deliver any certificate, affidavit or other writing to the issuer expressing the basis for the draw; nor shall the issuer have the right to inquire as to the basis for the draw or require instruction or authorization from any party other than Landlord; nor shall issuer be permitted to withhold a draw, when requested by Landlord, as a result of any instruction from any other party); (vi) the Letter of Credit shall be freely transferable by Landlord; (vii) the Letter of Credit shall be governed by (A) the International Standby Practices (SP 98 published by the International Chamber of Commerce) and (B) the United Nations Convention on Independent Guarantees and Standby Letters of Credit; and (viii) the Letter of Credit shall otherwise be in such form and subject to such requirements as Landlord may reasonably require provided, Landlord hereby approves the form attached here as Exhibit G. Without limiting the generality of the foregoing, the Letter of Credit must be issued by a bank or financial institution acceptable to Landlord (x) that is chartered under the laws of the United States, any state thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation, (y) whose long-term debt ratings on bank level senior debt obligations are rated in not lower than the second highest category by at least two of Fitch Ratings Ltd. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P") or their respective successors (the "Rating Agencies") (which, as of the date hereof, shall mean AA from Fitch, Aa from Moody's or AA from S&P) and (z) which has a short-term deposit rating at the bank level in the highest category from at least two Rating Agencies (which shall mean F1 from Fitch, P-1 from Moody's and A-1 from S&P).

(b)Landlord may draw on the Letter of Credit, in whole or in part at Landlord's election, without advance notice to Tenant at any time or from time to time on or after (i) the occurrence of any Event of Default (as defined herein), or (ii) if Tenant, or anyone in possession of the Premises (or any portion thereof) through Tenant, holds over after the expiration or earlier termination of this Lease, or (iii) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, or (iv) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least [***] ([***]) days in advance of its expiration date, or (v) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant.

(c)If at any time the bank or financial institution that issues the Letter of Credit is declared insolvent, or is placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi-governmental institution, or if the bank or financial institution no longer satisfies the ratings requirements set forth in Paragraph 5(a) above then following written notice from Landlord, Tenant shall have [***] ([***]) days to replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord. If Tenant does not replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord within such [***] ([***]) day period, then notwithstanding anything to the contrary herein, Tenant shall be in default under this Lease (without any notice or opportunity to cure), and Landlord shall have the right to draw upon the Letter of Credit for the full amount of the Letter of Credit, and such amount shall be held by Landlord as a cash security deposit for application, at Landlord's election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion.

(d)Following a Tenant default, Landlord may apply any sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion. If any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds as a cash security deposit for application, at Landlord's election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion. Tenant shall, within [***] ([***]) days after Landlord's demand, restore the amount of the Letter of Credit drawn so that the sum of the restored Letter of Credit amount plus any cash proceeds from the draw retained by Landlord as a cash security deposit, equals the original amount of the Letter of Credit.

(e)Landlord's draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. So long there is no uncured Tenant default, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within [***] ([***]) days after the expiration or termination of the Lease Term.

(f)On any request by Landlord made during the Lease Term, Tenant shall cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord. If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall cooperate in obtaining the issuance of a replacement. Tenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect. In the event of a voluntary sale or transfer of Landlord's estate or interest in the Premises, Landlord shall transfer the Letter of Credit to the transferee (to the extent not required to satisfy obligations of Tenant to Landlord), Tenant shall pay any transfer fees charged in connection with such transfer and Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit. Tenant shall cooperate with Landlord and the transferee in effecting any such transfer.

(g)Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (1) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (2) subject to the terms of such Section 1950.7, or (3) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (xx) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto, and (yy) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

(h)Notwithstanding the foregoing, if the Reduction Preconditions (defined below) are then satisfied and continue to be satisfied thereafter, then as of July 1, 2023 (“LC Reduction Date”), the LC Amount shall be reduced by $5,809,522.16 to equal $548,294.36. Following the LC Reduction Date, and Landlord's written confirmation to Tenant that the Reduction Preconditions were satisfied as of such date (which confirmation shall not be unreasonably withheld), Tenant shall be permitted to deliver to Landlord a new Letter of Credit (a "Replacement Letter of Credit") which satisfies all of the terms and conditions described above in this Paragraph 5, or, at Tenant’s option, an amendment to the then-current letter of credit modifying the LC Amount as described herein, which Landlord will promptly execute. Upon Landlord's receipt of a Replacement Letter of Credit that satisfies the terms and conditions of this Paragraph 5 (including that such Replacement Letter of Credit shall not be delivered unless and until the Landlord has confirmed in writing that the Reduction Preconditions have been satisfied), Landlord shall no longer be permitted to draw upon any existing Letter of Credit previously delivered by Tenant pursuant to this Paragraph 5, and Landlord shall return to Tenant any such existing Letter of Credit then in Landlord's possession within [***] ([***]) days following Landlord's receipt of the Replacement Letter of Credit. As used herein, the term "Reduction Preconditions" means that (x) there is no Tenant default hereunder and (y) neither the Lease nor Tenant's right to possession of the Premises has been terminated.

6.Operating Expenses.

(a)During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (as hereinafter defined) of Operating Expenses. Payments thereof for any fractional calendar month shall be prorated. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of the Lease.

(b)The term "Operating Expenses" means all costs and expenses incurred by Landlord in connection with the ownership, maintenance, and/or operation of the Project including, but not limited to costs of: utilities serving any Common Areas of the Project; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, roof membrane, alleys, and driveways; mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any owners association to which the Building or the Project is subject; costs incurred in connection with any easement, covenants, conditions or restrictions pertaining to or affecting the Project, including, without limitation, costs to maintain landscaping, monitoring wells, parking areas under easements, project signage, transportation demand management program, or any other recurring costs to satisfy any conditions of approval of the Project, conditions imposed upon the Project and/or and comply with water quality laws and/or stormwater treatment requirements and other applicable Hazardous Materials Laws (as defined in Exhibit E below); fees payable to tax consultants and attorneys for consultation and contesting taxes; environmental insurance, environmental management fees and environmental audits; the cost of any insurance deductibles for insurance maintained by Landlord; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of [***] percent ([***]%) of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and all modifications, additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Building as a commercial warehouse or industrial facility and the Project in the market area. In addition, Operating Expenses shall include (1) all Taxes (hereinafter defined) due and payable each calendar year during the Lease Term, and (2) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease Term. The cost of any repairs, replacements, modifications, additions or alterations to the Project performed by Landlord that are required to be capitalized for federal income tax purposes shall be amortized with interest (at a rate reasonably determined by Landlord) on a straight line basis over a period equal to the useful life thereof for federal income tax purposes and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.

(c)Notwithstanding the foregoing, Operating Expenses do not include (1) debt service under mortgages or ground rent under ground leases; (2) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (3) leasing commissions or the costs of renovating space for tenants; (4) any costs or legal fees incurred in connection with a dispute with any particular tenant; (5) costs allocated to, and paid by, a specific Project tenant or third party; (6) depreciation, (7) reserves, (8) costs to remedy initial Project construction defects; (9) costs to address Hazardous Substances with regard to contamination on or about the Project prior to the date of this Lease; (10) fine art acquisition or restoration, (11) costs of developing undeveloped portions of the Project; (12) any costs that are materially in excess of competitive rates and charges for similar services or materials in the geographic location of the Project; (13) late fees, fines or charges related to any delinquent payments or violations of Legal Requirements by Landlord or Landlord’s agents; (14) costs covered by project oversight fees charged to and paid by specific tenants; and (15) repairs, replacements, modifications, additions or alterations to the Project performed by Landlord that are required to be capitalized for federal income tax purposes other than the amortized cost therefor pursuant to the terms of Paragraph 6(b) above. In addition, should Tenant agree to perform, at Tenant’s direct cost, repair and maintenance obligations on its Premises that are allocated to Landlord in other Project Leases, then Landlord shall exclude such costs from Operating Expenses to account for same.

(d)If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within [***] ([***]) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.

(e)With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use provided Landlord makes similar adjustments in similar cases for all other Project tenants. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate. The Premises, the Building, and the Project are stipulated for all purposes to contain the number of rentable square feet, respectively, as set forth in the Basic Lease Provisions, and the same will be conclusive and binding on Landlord and Tenant, except that Tenant's Proportionate Share of Building, Tenant's Proportionate Share of Project, the rentable area of the Premises, and the rentable area of the Building and Project, may reasonably be adjusted by Landlord in the future for changes in the physical size or area of the Premises, the Building, the Project, or the Common Areas. Except as otherwise set forth above, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision.

(f)Provided Tenant is not then in default beyond any applicable cure period of its obligations to pay rent, or any other payments required to be made by it under this Lease, Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to reasonably review supporting data for any portion of an actual statement of annual Operating Expenses delivered by Landlord (the "Actual Statement") (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far-exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

(1)Tenant shall, within [***] ([***]) days after any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of rent and all payments of Tenant's Operating Expenses) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

(2)Tenant acknowledges that Landlord maintains its records for the Project at the office of Landlord's property manager ("Property Manager"), and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant's accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

(3)Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord's and Tenant's reviews shall jointly designate a third (3rd) Qualified Person, at Tenant's sole cost and expense (except as otherwise indicated in this Lease), to conduct a review of Landlord's records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord's records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Operating Expenses; provided, however, if Tenant has overpaid by more than [***] percent ([***]%), Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord's records by Tenant's Qualified Person and the reasonable out-of-pocket cost of the review of Landlord's records by the third (3rd) Qualified Person. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within [***] ([***]) days after such reviews have been made. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expenses. A "Qualified Person" means an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Operating Expenses achieved through the inspection process.

7.Utilities.

(a)Tenant shall contract with and directly pay when due utility company charges for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed upon the Premises by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. Electrical, gas (if any) and water shall be, separately metered. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant agrees to limit use of water and sewer for normal restroom and office use. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent; however, in the event that Tenant requests Landlord’s assistance in restoring disrupted utility service, Landlord shall promptly cooperate with Tenant to assist Tenant to cause same to be restored, it being understood that any costs of same will be treated as Operating Expenses. Landlord shall not voluntarily cause or authorize any disruption or diminution of utility service to the Premises without the prior written consent of Tenant, which may be withheld in Tenant’s sole but reasonable discretion.

(b)Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. Landlord shall have no obligations whatsoever in connection therewith.

(c)Tenant shall store all trash and garbage within the Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant’s expense. Tenant shall comply with applicable Legal Requirements related to trash and recycling.

(d)Consumption Data. If required by Legal Requirements, Tenant shall reasonably cooperate with Landlord and provide utility use information necessary for Landlord’s legal compliance. All such information shall be kept confidential, except as required for Legal compliance.

(e)Benchmarking. When energy and/or water benchmarking are required by local, state or federal codes, Tenant shall reasonably cooperate with Landlord to comply with such Legal Requirements.

(i)Data Center. Tenant may not operate a Data Center within the Premises without the express written consent of Landlord. The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high‑density computing equipment, such as server racks, used for data storage and processing. The space will have dedicated, uninterruptible power supplies and cooling systems. Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities. A Data Center does not include space within the Premises utilized as a “server closet,” main distribution frame, or for a computer training area. In conjunction with the completion and operation of the Data Center, Tenant shall furnish the following information to Landlord:

(1)Within [***] ([***]) days of completion, Tenant shall report to Landlord the total gross floor area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, mechanical rooms for cooling equipment, administrative office areas, elevator shafts, stairways, break rooms and restrooms. If Tenant alters or modifies the area of the Data Center, Tenant shall furnish an updated report to Landlord on the square footage within [***] ([***]) days following completion of the alterations or modifications.

(2)Within [***] ([***]) days following the close of each month of operation of the Data Center, monthly IT Energy Readings at the output of the Uninterruptible Power Supply (UPS), measured in total kWh utilized for the preceding month (as opposed to instantaneous power readings), failing which in addition to same being an Event of Default, Tenant shall be obligated to pay to Landlord the Late Reporting Fee.

8.Taxes. Landlord shall pay all taxes, assessments, special assessments, improvement districts, and governmental charges that accrue against the Project and are applicable to any period during the Lease Term (collectively referred to as "Taxes"). Taxes that are applicable to any period during the Lease Term shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord's reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership (as defined in the California and Revenue Taxation Code). Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord's property and (a) Landlord pays them or (b) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within [***] ([***]) days after Landlord's request therefor.

9.Insurance; Waivers; Subrogation.

(a)Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Lease Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance of not less than $[***] per occurrence, with an annual aggregate limit of not less than $[***], which shall apply on a per location basis, or, following the expiration of the initial Lease Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, the Property Manager, [***] ("Asset Manager"), [***] ("[***]") against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s equipment with an additional insured endorsement in form CG 2026 04/13 (or another equivalent form approved in writing by Landlord); (B) Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $[***] combined single limit for property damage and bodily injury, naming Landlord, the Property Manager, Asset Manager and [***] as additional insureds; (C) Special Risk Property insurance (which, if available at a commercially reasonable cost, shall include protection against loss or damage from earthquakes) covering the full value of all Tenant-Made Alterations and improvements and betterments in the Premises, naming Landlord and its lender as additional loss payees as their interests may appear; (D) Special Risk Property insurance (which, if available at a commercially reasonable cost, shall include protection against loss or damage from earthquakes) covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than $[***]; (G) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Paragraph9(a)(C) or attributable to the prevention of access to the Building or the Premises, naming Tenant, Landlord, Landlord’s lender and [***] as loss payees with respect to loss of rents coverage; (H) in the event Tenant performs any alterations or repairs in, on, or to the Premises, Builder’s Risk Insurance on a Special Risk basis (including collapse) on a completed value (non-

reporting) form, or by endorsement including such coverage pursuant to Paragraph9(a)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (I) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time. Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 2026 04/13 (or another equivalent form approved in writing by Landlord), and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least [***] ([***]) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least [***] ([***]) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to endeavor to notify Landlord at least [***] ([***]) days before cancellation of any such insurance policies. All such insurance policies shall be in form, and issued by companies licensed to do business in the State of California and with a Best’s rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of [***] percent ([***]%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b)Landlord’s Insurance. Throughout the Lease Term, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $[***]. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c)No Subrogation. Notwithstanding any other provision of this Lease to the contrary, neither Landlord nor Tenant nor their respective officers, directors, members, partners, agents or employees shall be liable to the other for any injury, damage to or theft, destruction, loss, or loss of use of any property (collectively, a “Loss”) caused by any risk, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof (whether or not such insurance is in fact in effect), regardless of cause or origin, including if the negligence of the other party hereto, or the negligence of its officers, directors, members, partners, agents or employees, caused such Loss, and each of Landlord and Tenant hereby waives any rights of recovery against the other and its respective officers, directors, members, partners, agents or employees for any Loss on account of such insured risks. Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by worker’s compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this Lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Landlord and Tenant each acknowledges that the waivers and releases set forth in this Paragraph 9(c) are intended to produce the result that any Loss which is covered by insurance would be borne by the insurance carriers of Landlord or Tenant, as the case may be, or by the party having the insurable interest if such Loss is not covered by insurance but this Lease requires such party to maintain insurance to cover such Loss. Landlord and Tenant agree that such waivers and releases were freely bargained for and willingly and voluntarily agreed to by Landlord and Tenant and do not constitute a violation of public policy.

(d)Tenant Indemnity. Subject to Paragraph 9(c), Tenant shall indemnify, defend and hold harmless Landlord and its affiliates and their investment advisors, members, agents, servants, directors, property managers, officers and employees (collectively, "Landlord Indemnitees"), from and against all third-party claims, demands, liabilities, causes of action, suits, judgments, damages, losses and expenses (including reasonable, out-of-pocket attorneys’ fees) ("Claims") resulting from: (1) any injury to or death of any person or any Loss arising from any occurrence in the Premises or as a result of the use of the Common Areas by any Tenant Party; or (2) Tenant’s failure to perform its obligations under this Lease, except to the extent caused by the negligence or willful misconduct of Landlord or any of the Landlord Indemnitees. The indemnities set forth in this Paragraph 9(d) shall survive the termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel reasonably satisfactory to Landlord.

(e)Landlord Indemnity. Subject to Paragraph 9(c), Landlord shall indemnify, defend and hold harmless Tenant and its affiliates and their members, agents, servants, directors, property managers, officers and employees (collectively, "Tenant Indemnitees"), from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, losses and expenses (including reasonable, out-of-pocket attorneys’ fees) arising from and against any and all Claims by third parties resulting from the negligence or willful misconduct of Landlord or its employees, contractors, subcontractors, representatives, consultants, licensees or invitees; provided, however, notwithstanding the foregoing or anything to the contrary in this Lease, Landlord shall not have any obligation to indemnify Tenant or any Tenant Indemnitees for any Claims to the extent caused by the negligence or willful misconduct of Tenant or any of the Tenant Indemnitees. If any proceeding is filed for which indemnity is required hereunder, Landlord agrees, upon request therefor, to defend Tenant in such proceeding at its sole cost utilizing counsel reasonably satisfactory to Tenant.

10.Landlord's Repairs. This Lease is intended to be a net lease. Subject to Paragraphs 15 and 16 of this Lease and any damages caused by Tenant or any Tenant Party, Landlord shall, at Landlord's sole cost, except as otherwise set forth in this Lease, maintain only the structural elements of: (a) the roof of the Building (not including the roof membrane, which shall be maintained and repaired as part of Operating Expenses), (b) the exterior walls of the Building (not including painting and caulking, which shall be maintained as part of Operating Expenses), and (c) the foundations for the Building (collectively, the "Building Structural Elements"), including repairs to the Building Structural Elements necessitated by subgrade movement not caused by Tenant or any of its agents, contractors or employees. In addition, Landlord shall maintain, repair and replace (as needed), as part of Operating Expenses, only the following elements of the Project: (i) storm drainage and backflow systems serving the Building and Project; and (ii) the exterior parking areas, driveways and landscaping surrounding the Building (provided that regular sweeping of the parking areas and driveways and maintenance and repair of electrical vehicle charging stations shall be Tenant's responsibility pursuant to Paragraph 11 below). Notwithstanding the foregoing, subject to Paragraph 9(c) above, maintenance, repairs and/or replacements necessitated in any material respect by any breach by Tenant or any negligent act or omission of Tenant or any Tenant Party shall be performed at Tenant's cost and expense. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Tenant hereby waives the benefit of California Civil Code Sections 1941 and 1942, and any other statute providing a right to make repairs and deduct the cost thereof from the rent.

11.Tenant's Repairs.

(a)Subject to Landlord's obligations in Paragraph 10, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all Legal Requirements all portions of the Premises, the Building and the Project and all areas, improvements and systems serving the Premises including, without limitation, dock, dock equipment and loading areas, truck doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, door frames, ceilings, windows, window frames, interior walls, and the interior side of demising walls, heating, ventilation and air conditioning systems and other building and mechanical systems serving the Premises, the fire sprinklers and fire protection systems serving the Building (including the monitoring thereof), repairing and maintaining the electrical charging stations within the parking areas, and sweeping of the Project's parking areas and driveways. Such repair and replacements shall include capital expenditures and repairs whose benefit may extend beyond the Lease Term. Tenant shall have access to enter upon such parts of the Premises reserved to Landlord, and to Common Areas, for which entry is necessary to comply with the requirements herein. Tenant, at Tenant's expense, shall enter into commercially reasonable and customary maintenance service contracts for the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises. Upon request, Landlord shall, at no material cost or expense to Landlord, reasonably cooperate with Tenant as necessary for Tenant to fully perform the requirements of this Paragraph.

(b)In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls) or which would likely materially adversely affect building systems (e.g., plumbing, electrical, HVAC, fire and life safety), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building, and/or the Building systems, that may be affected by such repair or maintenance. Within [***] ([***]) business days after Landlord's receipt of Tenant's written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant's sole cost and expense.

(c)Within the [***] ([***]) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment, dock equipment, and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible within the time periods set forth herein and Tenant fails to commence such repair or replacement within [***] ([***]) Business Days (unless such repair will, due to the nature of the repair, reasonably require a period of time in excess of [***] ([***]) business days to commence such cure, then such additional period of time as is reasonably necessary) after receipt of Landlord's written notice (or sooner in the event of an emergency condition that poses an imminent threat to life or material damage to property), then Landlord may perform such work and be reimbursed by Tenant for its actual out-of-pocket costs in connection therewith within [***] ([***]) days after its receipt of written demand therefor (which demand shall be accompanied by reasonable supporting documentation).Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12.Tenant-Made Alterations and Trade Fixtures.

(a)Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements triggered by any Tenant-Made Alterations.

(b)All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by licensed contractors reasonably acceptable to Landlord of Tenant’s selection and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall pay to Landlord a construction supervision fee equal to [***] percent ([***]%) of the total hard and soft costs of the applicable Tenant-Made Alterations in order to compensate Landlord for its review of plans and specifications and in monitoring construction; provided, however, notwithstanding the foregoing, with regard to the initial Tenant Improvements constructed per the Work Letter attached hereto as Exhibit C, Tenant shall not pay the construction supervision fee referenced in this paragraph, but instead shall pay Landlord the project oversight fee described in the Work Letter. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.

(c)Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Notwithstanding the foregoing, lien waiver requirements for the initial Tenant Improvements shall be as described in the Work Letter.

(d)Upon surrender of the Premises all Tenant-Made Alterations, Tenant Improvements and any other leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property provided that Landlord has notified Tenant of such removal requirement at the time that Landlord approved such Tenant-Made Alterations, Tenant Improvements or other leasehold improvements, in which event Tenant shall only be obligated to remove (i) those Tenant Improvements and/or Tenant-Made Alterations that Landlord notified Tenant in writing at the time Landlord provides its consent that it must remove at the end of the Lease Term, and (ii) those Tenant Improvements and/or Tenant-Made Alterations that Tenant did not timely seek or did not obtain Landlord's written consent to leave in place at the end of the Lease Term, and that Landlord ultimately requires Tenant to remove. Failure of Landlord to notify Tenant in writing at the time that Landlord issues its consent that a Tenant Improvement and/or Tenant-Made Alteration must be removed shall mean that Tenant shall not be obligated to remove the Tenant Improvement and/or Tenant-Made Alteration (as applicable) at the expiration or earlier termination of this Lease. Any Tenant Improvement and/or Tenant-Made Alterations, which Landlord has elected to not require Tenant to remove shall remain on the Premises as Landlord's property and shall be deemed abandoned by Tenant at the expiration or earlier termination of the Lease. If Landlord requires the removal of such Tenant Improvements and/or Tenant-Made Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than [***] ([***]) days after the expiration or earlier termination of the Lease) remove all or any portion of any Tenant Improvements and/or Tenant-Made Alterations made by Tenant which are designated by Landlord to be removed and repair and restore the Premises in a good and workmanlike manner to a condition that is substantially similar to their original condition, reasonable wear and tear and modifications due to a change in applicable Legal Requirements excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new or like-new materials of first-class quality, lien-free and in compliance with all Legal Requirements.

(e)Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, racks, equipment, machinery, laboratory equipment and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises (unless repaid by Tenant), and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth in this Paragraph 12 above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

(f)Excepting the Tenant Improvements constructed pursuant to the terms of the Work Letter, any and all Tenant-made Alterations performed by Tenant will be performed in accordance with Landlord’s “Contractor Rules and Regulations” attached hereto as Exhibit F and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

(g)Tenant may install a security system within the Premises (collectively, "Tenant's Security Systems"), at Tenant's sole cost and expense, provided that (a) Landlord approves in advance the plans and specifications therefor (consent not to be unreasonably withheld, conditioned or delayed), (b) Tenant shall supply Landlord with accessibility for emergency purposes and to the extent required for Landlord to perform its obligations under this Lease, and (c) Landlord shall have no liability therefor and Tenant removes same at Landlord's request upon expiration or earlier termination of this Lease. Tenant’s Security Systems may include, among other things, continuously monitored video surveillance, roving security guards/patrols, lobby attendants, security lighting, key-card systems, access gates, the right to escort Landlord and any third parties while the same are at the Premises (to the extent such escorts are made reasonably available), the right to require visitors to wear badges while in the Premises and the right to prohibit photographs of the interior of the Premises without Tenant’s prior written consent (which consent may be withheld in Tenant’s sole discretion).

13.Signs. Subject to compliance with all Legal Requirements and all matters of record, Tenant shall have the right to install its name and/or company logo on the exterior of the Building and on any monument sign serving the Building (collectively, "Tenant's Signage"); provided, however, the exact design, size, appearance, substance and location of Tenant's Signage shall be subject to Landlord's prior written approval and shall comply with Landlord's signage requirements for the Project and any requirements of the City of Fremont. Any and all costs relating to the design, permitting, fabrication, installation, maintenance and removal of Tenant's Signage shall be borne solely by Tenant. Tenant agrees to maintain, repair and replace Tenant's Signage in good condition at all times. Any other decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's prior written approval and shall conform in all respects to Landlord's requirements. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any signage until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Tenant shall be responsible, at its sole cost and expense, for obtaining all applicable governmental permits and approvals for all signage and exterior treatments. Upon vacation of the Premises by Tenant or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of all signage (including, without limitation, Tenant's Signage) and the repair, re-painting and/or replacement of the structure or surface to which such signage was attached, including remedying any discoloration caused by such installation or removal (so as to cause the same to be in its condition as of the date of installation, reasonable wear and tear excepted). If Tenant fails to perform such work, Landlord may cause the same to be performed, and the cost thereof shall be immediately due and payable upon demand therefor. Landlord’s consent, when required by this Paragraph 13, shall not be unreasonably withheld, delayed or conditioned.

14.Parking. Tenant shall be entitled to park its vehicles within the areas designed for parking on Exhibit A attached hereto (at a ratio of not less than [***] stalls/1,000 RSF), subject to Tenant’s obligation to comply with applicable Legal Requirements, the terms of this Lease and the rules and regulations.  If Tenant informs Landlord that third parties are, on a regular basis, occupying parking spaces so as to prevent Tenant from utilizing its allotted number of parking spaces, then, subject to compliance with Legal Requirements, Landlord shall use commercially reasonable efforts to enforce Tenant's parking rights with reasonable diligence after written notice from Tenant. All motor vehicles (including all contents thereof) shall be parked in the Project’s parking areas at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. Such customers and invitees shall be entitled to park on the Project while visiting or attending meetings at the Premises, so long as no overnight parking by these customers or invitees is allowed. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

15.Restoration.

(a)If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within [***] ([***]) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises ("Completion Estimate"). If the restoration time is estimated to exceed [***] ([***]) months following the date Landlord learns of the damage, then, Tenant may elect to terminate this Lease, and if the restoration time is estimated to exceed [***] ([***]) months following the date Landlord learns of the damage, then, Landlord may elect to terminate this Lease, in each case upon notice to the other party given no later than [***] ([***]) days after the date of delivery of the Completion Estimate. If neither party elects to terminate this Lease then Landlord shall promptly restore the Premises (excluding any Tenant Improvements and/or Tenant-Made Alterations) provided, if the Premises are destroyed or substantially damaged by any peril not covered by the insurance required to be maintained by Landlord hereunder, and such damage was not caused by Landlord's gross negligence or willful misconduct, Landlord may elect to terminate this Lease by written notice to Tenant, provided, further, however, Tenant may elect to override Landlord's election by giving notice of such election ("Tenant's Override Notice") and paying any amounts necessary to restore the Premises not covered by the insurance maintained (or required to be maintained) by Landlord hereunder within [***] ([***]) Business Days after Tenant's receipt of Landlord's termination notice to Landlord, whereupon Landlord's termination notice shall be of no force or effect, and Landlord's restoration obligations shall again apply. If Tenant fails timely to deliver Tenant's Override Notice or timely to pay the shortfall, then Tenant shall have no further rights under this section and the Lease will terminate as set forth above. For purposes of this Paragraph 15, an uninsured casualty does not include a hazard or peril that Landlord is required to insure against hereunder, but for which the cost to repair the damage and undertake the restoration work is less than the deductible on Landlord's insurance policy(ies). If Landlord’s restoration work exceeds the anticipated completion date set forth in the Completion Estimate by more than [***] ([***]) days, subject to Force Majeure and delays caused by Tenant, then Tenant shall again have the right to terminate the Lease by written notice to Landlord provided, however, if Landlord substantially completes the restoration in said [***] ([***]) day notice period, Tenant's notice of termination shall be null and void and this Lease shall continue in full force and effect. In addition, Tenant may terminate this Lease if the Premises are damaged during the last [***] ([***]) months of the Lease Term and Landlord reasonably estimates that it will take more than [***] ([***]) [***] following the date that Landlord learns of the damage to repair such damage. Base Rent and Tenant's Proportionate Share of Operating Expenses shall be abated for (i) the period of repair and restoration by Landlord in the proportion which the area of the Premises, if any, that is rendered unusable for the reasonable conduct of Tenant's business because of the casualty or related restoration work bears to the total area of the Premises, and (ii) for such additional period reasonably required for Tenant's restoration of Tenant Improvements and/or Tenant-Made Alterations or equipment installed by Tenant but only to the extent that Landlord has rent loss insurance proceeds with respect to such additional period. If Tenant or Landlord terminates the Lease pursuant to the terms of this Paragraph 15, then notwithstanding anything to the contrary in this Lease, (i) Tenant shall have no restoration obligations, (ii) Landlord shall return the Letter of Credit to Tenant within [***] ([***]) days after Lease termination, (iii) Tenant shall be entitled to retain all insurance proceeds of any type, and in any amount, payable pursuant to Tenant’s insurance policies, and neither Landlord nor Landlord’s lender shall have any claim or right to said proceeds, and (iv) Landlord shall be entitled to retain all insurance proceeds of any type, and in any amount, payable pursuant to Landlord’s insurance policies, and Tenant shall have no claim or right to said proceeds. Notwithstanding the foregoing, if all or any portion of Premises are wholly or partially damaged or destroyed as a result of the willful misconduct of Tenant or any Tenant Party, then Tenant shall (i) not be entitled to terminate this Lease (notwithstanding the provisions of subparagraph (a) above), and (ii) pay to Landlord the full amount of the deductible under Landlord's insurance policy (which deductible shall be commercially reasonable, based on the deductibles of other institutional owners of commercial properties similar to the Premises in the market in which the Premises is located), and this Lease shall continue in full force and effect without any abatement or reduction in Base Rent or Operating Expenses or other payments owed by Tenant. The provisions of this Paragraph 15 shall constitute Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction, including without limitation those available under California Civil Code Sections 1932 and 1933(4). No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises or Project.

16.Condemnation. If any part of the Premises or Common Areas should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with access to or Tenant's use of the Premises then Tenant, by written notice to Landlord, may terminate this Lease. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises as near as reasonably attainable to its condition prior to the Taking.  In the event of any such Taking, Landlord shall be entitled to receive the portion of the award appliable to condemnation of the land and loss of the portion of the Building constructed by Landlord, and Tenant shall be entitled to receive the portion of the award applicable to loss of or damage to Tenant's trade fixtures or personal property, interruption of Tenant's business, Tenant's loss of goodwill; Tenant's moving costs; and Tenant's interest in the Tenant Improvements (to the extent the same were paid solely by Tenant without the benefit of the Tenant Improvement Allowance) and any Tenant-Made Alterations. Tenant hereby acknowledges and agrees that a governmentally mandated closure of the Premises, Building and/or Project and/or of Tenant’s business for the purpose of protecting public health and safety (including, without limitation, to protect against acts of war or the spread of communicable diseases or infestations) shall not constitute a temporary Taking for “public use” entitling Tenant to an abatement of Rent, award or any other remedy under this Lease, at law or in equity. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any Taking. Accordingly, Landlord and Tenant each hereby waive the provisions of any statutes (including, without limitation, Section 1265.130 of the California Code of Civil Procedure) permitting either party to terminate this Lease as a result of a Taking.

17.Assignment and Subletting.

(a)Without Landlord's prior written consent (which shall not be unreasonably withheld, conditioned or delayed), Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a "Transfer") and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of the ownership interests controlling Tenant shall not be deemed a Transfer of this Lease so long as Tenant is a publicly traded company. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof to (a "Permitted Transfer") (X) any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), (Y) to any entity that purchases all or substantially all of Tenant's business, purchases all or substantially all of the assets of Tenant, or purchases all or substantially all of, or a majority or controlling share of, the stock, partnership interests or other membership interests of Tenant; or (Z) to the surviving entity following a merger, consolidation or other reorganization of Tenant, without the prior written consent of Landlord; provided, however, Tenant shall provide at least [***] ([***]) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate, and in the case of (Z) above, the assignee must have a net worth (calculated in accordance with generally accepted accounting principles, consistently applied) greater than or equal to that of Tenant as of the date of this Lease. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any Transfer, other than to a Tenant Affiliate. Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (i) Tenant is in default of this Lease; (ii) the assignee or subtenant is unwilling to assume in writing all of Tenant's obligations hereunder; (iii) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord's mortgagee; (iv) the Premises will be used for different purposes than those set forth in Paragraph 3(a), or (v) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Project or is or is currently party to a Letter of Intent with Landlord regarding space within the Project and Landlord has sufficient vacant space in the Project available to lease to said proposed assignee or subtenant.

(b)Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) less all actual and reasonable costs or expenses incurred by Tenant in connection with the sublease or assignment, including, without limitation, reasonable tenant concessions and allowances, including, without limitation, tenant improvement costs and allowances and any free rent periods, brokerage fees (not to exceed market rates), and reasonable legal fees with respect to the sublease or assignment, exceeds the rental payable under this Lease, exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder [***] percent ([***]%) of such excess rental and other excess consideration within [***] ([***]) days following receipt thereof by Tenant. If such Transfer is for less than all of the Premises, such excess rental and other excess consideration shall be calculated on a rentable square foot basis, but shall also take into account the square footage of shared space (i.e. a shared lab) made available to the transferee. Tenant shall not be required to share rent for an assignment or sublease that is a Permitted Transfer.

(c)If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 17 or otherwise has breached or acted unreasonably under this Paragraph 17, then Tenant shall have the right to seek any and all remedies available at law or in equity; provided, however, that Tenant hereby waives any right at law or equity to terminate this Lease including, without limitation, its rights under Section 1995.310 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

18.Intentionally Omitted.

19.Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises (upon not less than [***] ([***]) Business Days' prior written notice (an "Entry Notice"), except in the event of an emergency in which case only so much notice as is reasonable under the circumstances, if any, shall be required) during Business Hours (or at any time in the event of an emergency) to (a) inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease, (b) show the Premises to prospective purchasers, or (c) during the last [***] ([***]) months of the Lease Term, to prospective tenants. Each Entry Notice shall include the following information: (i) the proposed dates and times of such entry (which dates and times shall conform to the requirements of this Paragraph 19); (ii) the purpose of such entry (including whether such entry is required by Landlord's lender, or Landlord's lender's agents and/or contractors); and (iii) to the extent such information is then available to Landlord, the identity of the persons entering the Premises. Tenant may institute reasonable security protocols. In connection with any entry into the Premises by Landlord, its agents, representatives or contractors, Landlord shall (x) schedule entries in advance with Tenant, (y) comply with all applicable Legal Requirements applicable to Tenant’s use and operations within the Premises, and (z) use reasonable efforts to minimize any unreasonable interference with Tenant's business operations.

20.Quiet Enjoyment. So long as there is no Tenant Event of Default, Tenant shall, subject to the terms of this Lease, all Legal Requirements and matters of record existing as of the date of this Lease, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21.Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, subject to the removal requirements set forth in Paragraph 12(d), Tenant shall surrender the Premises to Landlord in good usable condition, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. A minimum of [***] ([***]) days prior to the expiration or earlier termination of this Lease, Landlord and Tenant shall coordinate a joint inspection of the Premises. Any Trade Fixtures, Tenant-Made Alterations and property not removed by Tenant prior to Lease expiration or termination shall be deemed abandoned and may be stored, removed, and disposed of by Landlord (at Tenant's expense if the Lease required removal), and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. If Tenant fails to perform any obligation prior to the expiration or earlier termination of this Lease, Landlord may, but shall not be obligated to, perform such obligation and Tenant shall pay Landlord all costs associated therewith, plus an administrative fee of [***]% of such costs, promptly upon Landlord's delivery to Tenant of an invoice therefor together with reasonably supporting documentation. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease for [***] months after Lease expiration or termination.

22.Holding Over. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be, at Landlord's sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, base rental equal to [***]% of the Base Rent in effect on the expiration or termination date, computed on a monthly basis for each month or part thereof during such holdover, even if Landlord consents to such holdover (which consent shall be effective only if in writing). All other payments shall continue under the terms of this Lease. In addition, if Landlord provides Tenant with written notice of any succeeding contractual obligations of Landlord with a bona fide third party that requires Landlord to obtain possession of the Premises (which notice may be given prior to the expiration or earlier termination of the Lease Term), then Tenant shall be liable to Landlord for, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against, any Claims suffered by Landlord in connection with such contractual obligations as a result of any holding over by Tenant that continues for more than [***] ([***]) days after Landlord's delivery of such notice (including the right to recover consequential damages suffered by Landlord), including, without limitation, damages and costs related to any successor tenant of the Premises to whom Landlord could not deliver possession of the Premises when promised. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23.Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

(a)Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of [***] ([***]) days from Tenant’s receipt of written notice of delinquency from Landlord.

(b)Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in Paragraph 23(a) above, and except as otherwise expressly provided herein, such default shall continue for more than [***] ([***]) days after Landlord shall have given Tenant written notice of such default (unless such performance will, due to the nature of the obligation, require a period of time in excess of [***] ([***]) days, then after such period of time as is reasonably necessary but in no event longer than [***] ([***]) days from Landlord’s notice).

Notwithstanding anything to the contrary in this Lease, Tenant shall not be deemed to be, or to have been, in “Event of Default” of Tenant’s Lease obligations unless and until Tenant has failed to comply with a Lease requirement, received written notice of same from Landlord, and failed to cure the non-compliance within the time limits set forth in this Paragraph 23.

24.Landlord's Remedies. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

(a)Termination of Lease. Landlord may terminate this Lease and Tenant's right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises or to attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord's interest under this Lease, shall not be deemed a termination of Tenant's right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. Notification of any default described in Paragraph 23 of this Lease shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure. If Landlord terminates this Lease and Tenant's right to possession of the Premises, Landlord may recover from Tenant:

(1)The worth at the time of the award of unpaid rent which had been earned at the time of termination; plus

(2)The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3)The worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)Any other amounts necessary to compensate the Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

All computations of the "worth at the time of the award" of amounts recoverable by Landlord under (1) and (2) hereof shall be computed by allowing interest at the Default Rate. The "worth at the time of the award" recoverable by Landlord under (3) and the discount rate for purposes of determining any amounts recoverable under (4), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank, San Francisco, California, at the time of the award plus [***] percent ([***]%).

Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord shall have the right to re-enter the Premises.

(b)Lease to Remain in Effect. Notwithstanding Landlord's right to terminate this Lease, Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant's right to possession, and enforce all of Landlord's rights and remedies under this Lease. In such event, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has a right to sublet or assign, subject only to reasonable limitations). Further, in such event Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys' fees and receivers' fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant.

(c)All Sums Collectible as Rent. All sums due and owing to Landlord by Tenant under this Lease shall be collectible by Landlord as rent.

(d)No Surrender. No act or omission by Landlord or its agents during the Lease Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from defaulting under any of its obligations other than the payment of rent or other sums due hereunder.

(e)Effect of Termination. Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect Landlord's right of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of Tenant, and all rights to indemnification and other obligations of Tenant intended to be performed after termination of this Lease shall survive termination of this Lease.

25.Tenant's Remedies/Limitation of Liability.

(a)Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within [***] ([***]) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of [***] ([***]) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions. Except as otherwise expressly set forth in Paragraph 25(b) below, Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligations or the right to terminate this Lease or withhold rent on account of any Landlord default. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord's equity interest in the Project, and in no event shall any personal liability be asserted against Landlord’s, shareholders, members, directors, employees or agents in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

(b)Notwithstanding the foregoing, in the event that Landlord fails within [***] ([***]) days after receipt of written notice from Tenant (or [***] ([***]) Business Days after written notice in the case of an emergency involving the likelihood of imminent harm to person or material damage to property) to perform any maintenance and/or make any repairs to the Premises which Landlord is required to perform and/or make pursuant to the terms of this Lease, then Tenant may give Landlord an additional [***] ([***]) Business Days written notice (one (1) Business Day in the case of emergency as described above) (such additional notice, a "Self-Help Notice")

specifying that Tenant is going to take such required action (which notice must describe in reasonable detail the action required of Landlord pursuant to this Lease, and state in the subject line in boldface, ALL CAPS that "LANDLORD'S ATTENTION IS REQUIRED. IF LANDLORD FAILS TO COMMENCE PERFORMANCE OF ITS OBLIGATIONS WITHIN [***] ([***]) BUSINESS DAYS [[***] ([***]) BUSINESS DAY IN THE EVENT OF AN EMERGENCY] FOLLOWING LANDLORD'S RECEIPT OF THIS NOTICE, TENANT MAY EXERCISE IT'S "SELF-HELP " REMEDY PURSUANT TO PARAGRAPH 25(B) OF THE LEASE"). If Landlord has not commenced to repair such problem (or reasonably objected to the required action described in Tenant's notice) within the applicable period after Landlord's receipt of the Self-Help Notice from Tenant (which Self-Help Notice must conform with the foregoing requirements), then Tenant shall have the right to perform the required action of Landlord and, provided that Landlord has not reasonably disputed or objected to the required action described in Tenant's notice, Landlord shall reimburse Tenant for the actual and reasonable costs thereof (except to the extent Tenant would otherwise ultimately have been responsible for such costs under this Lease, including through Operating Expenses), within [***] ([***]) days after presentation of a reasonably detailed invoice demonstrating the expenses incurred by Tenant. In the event Tenant takes such action, and such work may affect the structure, systems or exterior appearance of the Building, then (except in the case of an emergency involving the likelihood of imminent harm to person or material damage to property where use of the same is not reasonably practicable) Tenant shall use only those contractors used by Landlord in the Project for such work, if those contractors are readily available to perform such work and if not then by similarly qualified licensed contractors approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). All work performed by Tenant pursuant to this Paragraph 25(b) shall be subject to all of the terms and conditions of this Lease (including, without limitation, Paragraphs 11 and 12 above), except that Landlord's consent shall not be required (to the extent the other provisions of this paragraph have been complied with by Tenant). In no event shall Tenant be entitled to offset any amounts owed by Landlord to Tenant under this Lease against Tenant's obligations to Landlord; provided, however, if Tenant obtains a final unappealable judgment against Landlord confirming Landlord's obligation to reimburse Tenant (a "Final Judgment"), then Tenant may offset the amount of such Final Judgment against rent to the extent Landlord has not paid the same to Tenant.

26.Dispute Resolution. Each controversy, dispute or claim between Landlord and Tenant arising out of, based upon or relating to this Lease, with the exception of claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession of the Premises (which disputes shall be resolved by suit filed in the Superior Court of Alameda County, California), will be resolved by a reference proceeding in Alameda County, California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections. The Parties shall cooperate in good faith to ensure that all necessary and appropriate parties are included in the judicial reference proceeding. In the event litigation is filed based on any such dispute, the following shall apply:

(a)The proceeding shall be brought and held in Alameda County, unless Landlord and Tenant agree to an alternative venue. In disputes required to be submitted to a reference proceeding, either party may seek injunctive or other provisional relief from the referee or from a court of competent jurisdiction as set forth herein. At the outset of the dispute, a party may file an application for any provisional or injunctive remedy with the court, but only upon the ground that the decision to which the applicant may be entitled to may be rendered ineffectual without such provisional or injunctive relief.

(b)Landlord and Tenant shall agree upon a single referee who shall have the power to try any and all of the issues raised, whether of fact or of law, which may be pertinent to the matters in dispute, and to issue a statement of decision thereon to the court. The referee shall be (1) a retired Judge; and (2) selected by mutual agreement of Landlord and Tenant; provided, however, if they cannot so agree within [***] ([***]) days after the filing of any claim, the referee shall be promptly selected by the Presiding Judge of the Alameda County Superior Court (or its representative). Each party shall have one peremptory challenge pursuant to CCP 170.6. The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule).

(c)The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the Parties.

(d)The referee may require one or more pre-trial conferences.

(e)Landlord and Tenant shall be entitled to discovery, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge.

(f)Except as expressly set forth in this Lease, the referee shall determine the manner in which the reference proceeding is conducted, including the time and place of all hearings, the order or presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.

(g)All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. A stenographic record of the trial shall be made. The cost of the court reporter at the trial shall be borne equally by Landlord and Tenant. To the extent permissible under the CCP, the parties shall instruct the referee to issue an order providing that all pleadings, motions, discovery responses, depositions, testimony, and documents exchanged or filed in relation to the judicial reference proceeding be kept strictly confidential. The parties agree that any party may seek a separate order from a court of competent jurisdiction enforcing the referee's order protecting the disclosure of pleadings, motions, discovery responses, depositions, testimony, and documents exchanged or filed in the arbitration, provided that such motion and responses thereto shall be filed under seal.

(h)The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent applicable.

(i)The referee shall have the authority to rule on all post-trial motions in the same manner as a trial judge.

(j)Landlord and Tenant shall promptly and diligently cooperate with each other and the referee and perform such acts, as may be necessary, for an expeditious resolution of the dispute.

(k)All fees and costs of the referee shall be paid [***] by Landlord and [***] by Tenant. Each party shall initially bear its own costs and attorneys’ fees, but upon motion of the prevailing party, the referee shall, in his statement of decision, award all costs and expenses, including fees and costs paid to the referee, and reasonable attorneys’ fees (payable at standard hourly rates), to the prevailing party in accordance with California law. The prevailing party on appeal shall also be entitled to costs and reasonable attorneys’ fees incurred in connection with any appeal from any judgment entered by the Superior Court.

(l)The statement of decision of the referee upon all of the issues considered by the referee shall be binding upon the parties, and upon filing of the statement of decision with the clerk of the court, or with the judge where there is no clerk, judgment may be entered thereon. The referee shall issue an order providing, that any award issued by the referee shall be entered under seal in such court. The decision of the referee shall be appealable as if rendered by the court. This provision shall in no way be construed to limit any valid cause of action that may be brought by any party.

(m)The above procedures provide for resolution of disputes (except for unlawful detainer) through general judicial reference, or, in the alternative, binding arbitration. In either event, Landlord and Tenant expressly acknowledge and accept that they are waiving their respective rights to a jury trial. Each party further acknowledges and agrees that this paragraph has been negotiated at arms’ length with the assistance of legal counsel and the legal effect fully explained, and that its provisions constitute a knowing and voluntary agreement.

27.Subordination.

(a)Subject to the terms of this Paragraph 27, this Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Notwithstanding anything to the contrary contained herein, Tenant's obligation to subordinate Tenant's interest and rights hereunder to deeds of trust, mortgage and/or ground lease and Tenant's obligation to attorn to any holder shall be conditioned upon Tenant's receipt of a commercially reasonable subordination, attornment and non-disturbance agreement (an "SNDA") from the holder under any deed of trust or mortgage or ground lease encumbering the Premises that provides (a) Tenant’s possession of the Premises and other rights hereunder shall not be disturbed in any proceeding to foreclose the mortgage or in any other action instituted in connection with such mortgage so long as Tenant is not in default beyond applicable notice and cure periods under this Lease, (b) Tenant shall not be named as a defendant in any foreclosure action or proceeding which may be instituted by the holder of such mortgage, (c) in the event of casualty or condemnation, the holder of the mortgage agrees to make available the insurance and condemnation proceeds for the repair and restoration of the Premises by Landlord in accordance with Sections 15 and 16 of this Lease, and (d) if the holder of the mortgage or any other person acquires title to the Premises through foreclosure or otherwise, the Lease shall continue in full force and effect as a direct lease between Tenant and the new owner, and the new owner shall assume and perform all of the terms, covenants and conditions of the Lease, in each case subject to commercially reasonable modifications customarily agreed to by similar tenants and institutional lenders. Tenant agrees within [***] ([***]) days after receipt of a written request therefor from Landlord, to execute, acknowledge and deliver any such substantially similar SNDA subject to commercially reasonable modifications customarily agreed to by similar tenants and institutional lenders.

(b)Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

(c)Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been delivered to Tenant pursuant to the Lease notice provisions herein, and affording such mortgage holder a reasonable opportunity, not to exceed [***] ([***]) days (or such additional time as reasonably necessary to cure not to exceed [***] days), to perform Landlord's obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord unless the same represent an ongoing obligation or breach, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

28.Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord may record, at its election, notices of non-responsibility pursuant to California Civil Code Section 8444 in connection with any work performed by Tenant. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within [***] ([***]) days of Tenant’s awareness thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such [***] ([***]) day period. Without limiting any other rights or remedies of Landlord, if Tenant fails for any reason to cause a lien or encumbrance to be discharged within [***] ([***]) days of the filing or recording thereof, then Landlord may take such action(s) as is reasonably necessary to cause the discharge of the same (including, without limitation, by paying any amount demanded by the party who has filed or recorded such lien or encumbrance, regardless of whether the same is in dispute), and Landlord shall be reimbursed by Tenant for all costs and expenses incurred by Landlord in connection therewith within [***] ([***]) business days following written demand therefor.

29.Estoppel Certificates. Tenant agrees, from time to time, within [***] ([***]) days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, an estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that, to Tenant’s actual knowledge, Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord.   Landlord agrees, from time to time, within [***] ([***]) days after request of Tenant, to execute and deliver to Tenant, or Tenant’s designee, an estoppel certificate requested by Tenant, stating that this Lease is in full force and effect, the date to which rent has been paid, that, to Landlord’s actual knowledge, Tenant is not in default hereunder (or specifying in detail the nature of Tenant’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Tenant.

30.Hazardous Materials.

(a)Hazardous Materials Certificate. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit D. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials (as defined in Exhibit E) which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is [***] ([***]) [***] from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed Hazardous Materials Disclosure Certificate (the “HazMat Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificates required hereunder shall be substantially in the form attached hereto as Exhibit D.

(b)The terms of this Lease regarding Hazardous Materials, and the presence, use, storage, handling and disposal thereof in and from the Premises, are set forth in Exhibit E attached hereto.

(c)Landlord shall be responsible, at its sole cost and not as Operating Expenses, for the removal, clean-up or other remediation or abatement of any Hazardous Materials existing in, on, or under the Premises or Property as of the date of mutual execution of this Lease and which are classified as Hazardous Materials under applicable Hazardous Materials Laws as of the date of mutual execution of this Lease except to the extent such Hazardous Materials are brought to the Premises by Tenant or any Tenant Party. Landlord shall have the right to determine the form and scope of any such remediation or abatement provided that it complies with applicable Hazardous Materials Laws.

31.Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to comply with new rules and regulations: (i) that are not applied equitably to other Property tenants to the extent applicable, (ii) that will increase Tenant’s obligations, costs or liabilities (by more than a de minimis amount), or (iii) that will materially interfere with Tenant’s use of or access to the Premises.

32.Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) monitor the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.Force Majeure. Landlord and Tenant shall not be held responsible for delays in the performance of its obligations hereunder when resulting from or arising out of any foreseen or unforeseen causes beyond the reasonable control of Landlord or Tenant including, but not limited to, strikes, lockouts, labor disputes, acts of God, inability to obtain or shortages in labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, governmental orders or directives, delay in issuance of permits, inspections or approvals, utility company delays, enemy or hostile governmental action, civil commotion, inclement weather, fire or other casualty, current or future pandemics (e.g., the coronavirus disease (COVID-19)), epidemics and wide-spread public health emergencies, eviction moratoria, and other causes beyond the reasonable control of Landlord or Tenant (“Force Majeure”) provided that this shall not (i) apply to excuse any failure of either party to comply with any monetary obligations hereunder, or (ii) apply to Tenant's obligation to vacate and surrender the Premises upon the expiration or earlier termination of this Lease (but subject to the provisions of Paragraph 22 above).

34.Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokers set forth in the Basic Lease Provisions above (the "Brokers"), and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

37.Miscellaneous.

(a)Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, with proof of delivery and postage prepaid, or by hand delivery and sent to the notice address for each party listed in the Basic Lease Provisions. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d)Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e)At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Such annual statements shall be audited by an independent certified public accountant at Tenant's sole cost and expense. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (1) to Landlord's lenders or potential lenders, (2) to potential purchasers of all or a portion of the Project, (3) to attorneys, accountants, consultants or other advisors, (4) otherwise as reasonably necessary for the operation of the Project or administration of Landlord's business, or (5) if disclosure is required by any judicial or administrative order or ruling. Notwithstanding the foregoing, Tenant will have no obligation to provide Landlord with financial statements so long as Tenant's financial information is publicly available.

(f)This Lease shall not be filed by or on behalf of Tenant or Landlord in any public record. At the time this Lease is mutually executed, Tenant and Landlord shall also execute a memorandum of lease ("MOL") (in the form reasonably approved by Landlord and Tenant) to be filed by Tenant, at Tenant's sole cost and expense, in the Official Records of Alameda County. Notwithstanding the foregoing, upon the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, in recordable form, a memorandum of termination of lease, in such form as requested by Landlord, which memorandum of termination of lease Landlord shall be authorized to record. The obligation of Tenant to provide such memorandum of termination of lease shall survive the expiration or earlier termination of this Lease.

(g)Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j)Any amount not paid by Tenant within [***] [***]) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or [***] percent ([***]%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l)Time is of the essence as to the performance of Tenant's obligations under this Lease.

(m)All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(n)In the event either party shall commence an action to enforce any provision of this Lease, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, any and all costs and expenses incurred, including reasonable attorneys' fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys’ fees incurred to enforce a judgment shall be severable from all other provisions of this Lease, shall survive any judgment, and shall not be deemed merged into the judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, including without limitation, legal fees, experts' fees and expenses, court costs and consulting fees.

(o)There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(p)To the extent Tenant or its agents or employees discover any material water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q)Whenever Tenant requests, by written notice to Landlord, that Landlord take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within [***] days after Landlord's delivery to Tenant of written notice including a statement of such costs. Such fees shall be capped at $[***] total per request unless Landlord notifies Tenant of that costs will exceed such cap prior to commencing Landlord’s review. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(r)All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building and applicable Legal Requirements and if such services require the installation of conduit, to sign an access agreement on Landlord’s commercially reasonable form. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to a Tenant-related party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(s)Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(t)Landlord and Tenant agree that all administrative fees and late charges prescribed in this Lease are reasonable estimates of the costs that Landlord will incur by reason of Tenant's failure to comply with the provisions of this Lease, and the imposition of such fees and charges shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be construed as a penalty.

(u)Deleted.

(v)Proposition 65. Tenant acknowledges and agrees that it is exclusively responsible for compliance with California’s Safe Drinking Water and Toxic Enforcement Act of 1986 (known as Proposition 65) on the Premises, including but not limited to the Building. Tenant specifically agrees that it is responsible to determine whether the Premises require Proposition 65 warning(s), and when warning obligation(s) are triggered, Tenant must provide clear and reasonable Proposition 65 warnings to persons as provided in the Proposition 65 statutes and regulations. Both parties expressly acknowledge that Landlord is not responsible to assess the Premises for compliance with Proposition 65 or review the adequacy of warnings provided by Tenant. To the extent the Premises are leased to Tenant with Proposition 65 warnings already thereon, these warnings are not a representation by Landlord that the Premises are currently compliant with Proposition 65, and Tenant expressly agrees it retains responsibility to maintain, update, and supplement those warnings, as is necessary for compliance. Tenant agrees to indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from any alleged violation of Proposition 65 on the Premises.

(w)Notwithstanding any other term or provision in this Lease to the contrary, Tenant shall have not less than [***] ([***]) days after receipt of written notice to pay any non-reoccurring bill or to respond to any Landlord request for written materials (without limiting Tenant's obligations under Paragraph 29 above). For purposes of clarification, this provision does not apply to Tenant’s monthly Base Rent and Operating Expense payment, which is a reoccurring expense. Furthermore, any time periods that are not extended by this provision, and which are for [***] ([***]) days or less, shall be interpreted to mean business days, and shall not include weekend days or holidays.

38.Modification. Should any current or prospective mortgagee or ground lessor for the Building or Project or the City of Fremont in connection with the City's approval of the Project require a modification of this Lease, which modification will not impair Tenant's rights or increase Tenant's obligations hereunder (in more than a de minimis amount), then and in such event, Tenant agrees that this Lease may be so modified by mutual execution of an Amendment signed by Landlord and Tenant.

39.Deleted.

40.Limitation of Liability of Landlord's Partners, and Others. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

41.OFAC. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. Landlord represents and warrants to Tenant that Landlord is currently in compliance with and shall at all times during the Lease Term (including any extension thereof) remain in compliance with the OFAC regulations (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

42.Easements; CC&R's. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions for the efficient operation of the Project, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions (a) do not interfere (in any material respect) with the permitted use of the Premises by Tenant or (b) decrease, violate, or conflict (in any material respect) with any Tenant's rights hereunder, or (c) increase (in any material respect) Tenant's obligations hereunder. Tenant shall sign any of the aforementioned documents upon request of Landlord; provided, however, that such documents do not otherwise violate the terms of this Paragraph 42.

43.Transportation Management. Tenant agrees to cooperate with Landlord to the extent reasonably practicable to achieve the objectives of any applicable governmental authority, including the Trip Reduction and Transportation Demand Management Ordinance at Chapter 10.20 of the City’s municipal code ("TMO") and participation in a transportation program at a level of participation consistent with the number of employees of Tenant. In addition, Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Building and/or Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

44.Deleted.

45.Option to Extend. Landlord hereby grants to Tenant two (2) options to extend the Lease Term (each, an "Option") for a period of five (5) years each (each, an "Option Term") commencing upon the expiration of the initial Lease Term, or the first Option Term, if applicable, upon each of the following conditions and terms:

(a)Tenant shall give to Landlord, and Landlord shall actually receive, on a date which is at least [***] ([***]) months and not more than [***] ([***]) months prior to the then scheduled expiration date of the Lease Term, a written notice of Tenant's exercise of the Option (the "Option Notice"), time being of the essence. If the Option Notice is not timely so given and received, the Option shall automatically expire.

(b)Tenant shall have no right to exercise the Option, notwithstanding any provision hereof to the contrary, (1) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to this Lease and continuing until the noncompliance alleged in said notice of default is cured, or (2) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or (3) if Tenant is in default of any of the terms, covenants or conditions of this Lease beyond applicable notice and cure periods.

(c)The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Option because of the provisions of Paragraph 45(b) above.

(e)The Option is personal to the original Tenant named in this Lease (the "Original Tenant") and may be exercised only by the Original Tenant, or an assignee pursuant to a Permitted Transfer. The Option is not assignable separate and apart from this Lease, nor may the Option be separated from this Lease in any manner, either by reservation or otherwise.

(f)All of the terms and conditions of this Lease except where specifically modified by this Paragraph 45 or as otherwise stated to be applicable only to the initial Lease Term shall apply during any extended Lease Term.

(g)The initial monthly Base Rent payable during the Option Term shall be equal to the greater of (i) 100% of the then-current fair market rental value for the Premises, based on the Permitted Use herein, not including value attributable to improvements made by Tenant, at Tenant’s cost (i.e., above the value of the Tenant Improvement Allowance), or (ii) the monthly Base Rent payable during the last month of Lease Term immediately prior to applicable Option Term, and such Base Rent shall be subject to annual market escalations during the Option Term at the same escalation rate as for the initial Lease Term. The then-current fair market rental value for the Premises shall be determined as of the beginning of the Option Term, as follows:

(1)Promptly following receipt by Landlord of Tenant's Option Notice, Landlord and Tenant shall attempt to reach agreement on the Base Rent for the Option Term, which Base Rent shall be set in accordance with the criteria described above. If Landlord and Tenant are able to agree on the Base Rent for the Option Term, Landlord and Tenant shall immediately execute an amendment to this Lease stating the Base Rent for the Option Term.

(2)If the parties are unable to agree on the Base Rent for the Option Term within [***] ([***]) days following Landlord's receipt of the Option Notice, then each party, at its cost and by giving notice to the other party, shall have [***] ([***]) days within which to appoint a licensed commercial real estate broker with at least [***] ([***]) years’ experience in the in the market area in which the Premises are located, to determine and set the Base Rent for the Option Term at the then-current fair market rental value for the highest and best use of the Premises (but not less than the monthly Base Rent payable during the month immediately preceding the Option Term) for a term equal to the Option Term. If a party does not appoint a broker within such [***] ([***]) day period, the single broker appointed shall be the sole broker and shall set the Base Rent for the Option Term. If two brokers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Base Rent for the Option Term. If they are unable to agree within [***] ([***]) days after the second broker has been appointed, they shall attempt to select a third broker meeting the qualifications stated in this paragraph within [***] ([***]) days after the last day the two brokers are given to set the Base Rent for the Option Term. If they are unable to agree on the third broker, either of the parties to this Lease, by giving [***] ([***]) days’ notice to the other party, may apply to the presiding judge of the court of the county in which the Premises are located, for the selection of a third broker who meets the qualifications stated in this paragraph. Each of the parties shall bear the cost of its own broker and one-half (1/2) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.

(3)Within [***] ([***]) days after the selection of the third broker, the three brokers shall simultaneously exchange determinations of the Fair Market Rent. If the lowest determination of Fair Market Rent is not less than [***] percent ([***]%) of the highest determination, then [***] and the result shall be the Fair Market Rent. If the lowest determination is less than [***] percent ([***]%) of the highest determination, then the Fair Market Rent shall be deemed [***].

(h)If the Base Rent for the Option Term has not been determined by the commencement date of the Option Term, then until such Base Rent is determined, Tenant shall pay Base Rent to Landlord at the rate in effect immediately preceding the Option Term, and if the actual Base Rent for the Option Term is determined to be higher, then within [***] ([***]) days after the determination of such higher Base Rent, Tenant shall pay to Landlord the difference for each month of the Option Term for which Base Rent has already become due.

46.Back-up Generator. Subject to compliance with Legal Requirements, Tenant may (until the earlier of the expiration or earlier termination of the Lease Term), at Tenant's sole cost and expense, subject to the provisions of this Lease, install [***] ([***]) or more back-up generators (collectively, the "Generators"), at locations within or outside the Premises to be mutually agreed upon by the parties (and pursuant to plans and specifications approved in advance by Landlord, which approval shall not be unreasonably withheld, including as to the make and model of the Generators) for Tenant’s exclusive use. The Generators, and Tenant's rights with respect thereto, shall be subject to the additional following terms and conditions:

(a) Tenant shall pay Landlord, within [***] ([***]) days after demand, all actual out-of-pocket costs and expenses reasonably incurred by Landlord for any architectural, engineering, supervisory in connection with the Generators, including, without limitation, Landlord's review of the plans and specifications for the Generators; provided, however, if the Generators are approved and installed as part of the initial Tenant Improvements (as described in Exhibit C), then Tenant shall pay the project management fee referenced in the Work Letter attached hereto as Exhibit C, but shall not additionally be required to reimburse Landlord costs under this Section 46. All costs and expenses associated with the Generators, including, without limitation, all costs and expenses relating to soundproofing, screening, compliance with all Legal Requirements, rules, regulations and ordinances, safety, protection of property, installation, noise reduction, environmental monitoring and remediation, maintenance, repairs, replacements and removal, in each case to the extent reasonably necessary, shall be paid for by Tenant, promptly upon demand, at Tenant's sole cost and expense; without limiting the other terms of this Lease, Landlord may require that Tenant implement, at Tenant's sole cost and expense, any or all of the foregoing items set forth in this sentence (i.e., soundproofing, screening, etc.) as Landlord reasonably deems appropriate. Tenant shall deliver to Landlord full and complete plans and specifications with respect to the Generators, which shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Landlord's review of such plans and specifications shall be for its own benefit only, and Landlord shall have no liability to Tenant in connection with such review. Tenant shall ensure that the Generators comply at all times with Landlord's commercially reasonable rules and regulations that Tenant has received written notice of, and with all Legal Requirements, in all respects. Tenant shall ensure that the presence and use of the Generators does not unreasonably disturb or unreasonably interfere with any adjacent properties (or their owners or occupants) and does not create a nuisance or unreasonably interfere with any other tenants of the Premises (if any) or Landlord's activities in the Premises. Except as otherwise set forth herein, the Generators (and each element thereof) shall be considered a "Tenant-Made Alteration" under this Lease (and shall accordingly be subject to all of the terms of Paragraph 12 of this Lease, except that Tenant shall be required to remove the Generators on or before the expiration or earlier termination of the Lease Term, and Tenant, at its sole expense, shall repair any and all damage caused by such removal on or before the expiration or earlier termination of the Lease Term). Without limiting the foregoing, Landlord shall have the right, at any time in the case of emergency and upon reasonable prior notice and affording Tenant an opportunity to have a representative present at other times, to have access to the Generators, and may take whatever reasonable steps Landlord deems advisable to protect the Premises and Landlord's interest therein in connection therewith.

(b) Tenant agrees to have its commercial general public liability insurance insure against all Claims related to the Generators in the amounts and in accordance with the terms set forth in this Lease.

(c) Tenant's indemnification of Landlord and the Landlord Indemnities pursuant to Paragraph 18(a) above shall apply fully with respect to any and all Claims arising out of or in connection with the Generator, and Tenant shall repair all damage to the Premises and the Building contained therein arising in connection with the

Generator. Tenant's indemnification obligation pursuant to this paragraph shall survive the expiration or earlier termination of this Lease. Additionally, except to the extent resulting from Landlord’s negligence or willful misconduct but subject to the waiver of subrogation set forth above, Landlord shall have no liability whatsoever in connection with the Generators, and Tenant shall look to its insurance in connection with any claims or losses suffered in connection with the Generators. The presence and use of the Generators shall otherwise be subject to all of Tenant's obligations, liabilities and restrictions set forth in this Lease.

(d) Tenant, at Tenant's sole cost and expense, will, at all times in connection with the installation, use, operation and maintenance of the Generators, comply with all Legal Requirements, Landlord's commercially reasonable rules and regulations, and ordinances and matters of record affecting the installation, use, operation and maintenance of the Generators, including, without limitation, applicable building and fire codes. Tenant, at Tenant's sole cost and expense, shall be obligated to secure and obtain and provide Landlord with copies of all required permits, approvals and licenses for or with respect to the installation or operation of the Generators prior to the commencement of any installation activities hereunder, and Tenant shall be obligated to keep in full force and effect and renew, as applicable, all required permits, approvals and licenses required hereunder.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

LANDLORD: PACIFIC COMMONS OWNER, LP, a Delaware limited partnership By:[***] By: Timur Tecimer, Authorized Signatory	TENANT: Sana Biotechnology, Inc., a Delaware corporation By: Name: Title:

ADDENDUM 1

Rules And Regulations

[***]

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EXHIBIT A

Premises

[***]

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EXHIBIT A-1

PROJECT

[***]

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EXHIBIT B

BASE BUILDING SPECIFICATIONS

[***]

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EXHIBIT C

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of initial tenant improvements to Premises.

SECTION 1

BASE BUILDING

Landlord has caused the Building to be constructed in substantial accordance with the specifications attached hereto as Exhibit B (the "Base Building Specifications"). Landlord shall deliver the Premises and “Base Building”, as that term is defined below, to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their then existing “as-is” condition, subject to the specific terms and condition contained in the Lease The “Base Building” shall consist of those portions of the Premises which were in existence prior to the construction of the Tenant Improvements in the Premises.

SECTION 2

TENANT IMPROVEMENTS

2.1Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance ("Tenant Improvement Allowance") in the amount of One Million Six Hundred Thirty-One Thousand Nine Hundred Thirty and No/100 Dollars ($1,631,930.00) for the cost relating to the initial design and the actual cost of constructing certain interior improvements which are permanently affixed to the Premises and approved in advance by Landlord ("Tenant Improvements"). Notwithstanding anything to the contrary contained in this Tenant Work Letter, in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance, and in no event shall Tenant be entitled to any portion of the Tenant Improvement Allowance not requested by Tenant (in accordance with the terms and conditions of this Work Letter) on or prior to the date that is [***] ([***]) months following the Commencement Date.

2.2Disbursement of the Tenant Improvement Allowance.

2.2.1Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):

2.2.1.1The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.2The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs and trash removal costs, and contractors' fees and general conditions;

2.2.1.3The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.4The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable building codes (collectively, the "Code");

2.2.1.5Sales and use taxes and Title 24 fees;

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2.2.1.6Payment to Landlord of a construction management and supervision fee equal to $[***], which shall be compensation for Landlord's services relating to the coordination, monitoring and supervision of the construction of the Tenant Improvements;

2.2.1.7Costs for the payment of the fees of the Architect and the Engineers (as such terms are defined in Section 3.1 of this Tenant Work Letter), and Landlord's third-party consultants and engineers; and

2.2.1.8All other costs to be expended by Tenant and approved by Landlord in connection with the construction of the Tenant Improvements.

2.2.2Disbursement of Improvement Allowance.  Landlord shall make one disbursement of the Improvement Allowance for Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1Disbursement.  Subject to the provisions of this Work Letter, a check for the Improvement Allowance (or so much thereof as Tenant is entitled to) payable to Tenant shall be delivered by Landlord to Tenant following the substantial completion of construction of the Premises and Tenant's opening for business in the Premises, provided that (i) Tenant delivers to Landlord invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises in excess of [***] ($[***]) per Tenant Agent, (ii) Tenant delivers to Landlord properly executed mechanics lien releases in form and substance acceptable to Landlord and otherwise in compliance with California Civil Code Section 8136 or Section 8138, (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed in accordance with the Construction Drawings, (v) Tenant delivers to Landlord a "close-out package" in both paper and electronic forms (including, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers providing labor or materials in excess of $[***]), (vi) Tenant delivers to Landlord a certificate of occupancy for the Premises (Landlord to cooperate with same if required), and (vii) Tenant has opened for business in the Premises.

2.2.2.2Other Terms.  Landlord shall only be obligated to make a disbursement from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items.

SECTION 3

CONSTRUCTION DRAWINGS

3.1Selection of Architect/Construction Drawings. Tenant shall retain CRB (the "Architect") to prepare the Construction Drawings. Tenant shall retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings". All Construction Drawings shall comply with the drawing format and specifications acceptable to Landlord. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings.

3.2Approved Working Drawings. Landlord shall approve (or disapprove) the working drawings prepared by Architect within [***] ([***]) business days after Landlord receives the final Construction Drawings (as so approved by Landlord, the "Approved Working Drawings"). If Landlord disapproves (which disapproval shall be in writing and shall specify in reasonable detail the basis of such disapproval) of the Construction Drawings, Tenant shall revise such Construction Drawings within [***] ([***]) Business Days after receipt of Landlord's disapproval

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and resubmit the revised Construction Drawings back to Landlord for Landlord's review. Thereafter, within [***] ([***]) Business Days following receipt of same, Landlord will either approve or disapprove the Construction Drawings. This process shall be repeated until the Construction Drawings are ultimately approved by Landlord such that they become Approved Working Drawings. Tenant shall submit the Approved Working Drawings to all applicable governmental agencies and diligently pursue its receipt of all applicable building permits and approvals. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Tenant Improvements and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1Tenant's Selection of Contractors.

4.1.1The Contractor. A general contractor (the "Contractor") shall be retained by Tenant to construct the Tenant Improvements and Tenant shall contract directly with such Contractor. Landlord shall file a Notice of Non-Responsibility regarding payments under Tenant's contract with the Contractor. Such Contractor shall be approved by Landlord, in its reasonable discretion. Landlord hereby pre-approves any of the following parties as the Contractor: Dome, XL Construction, DPR and Novo Construction.

4.1.2Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

4.2Construction of the Tenant Improvements.

4.2.1Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with the Contractor (the "Contract"), upon request by Landlord, Tenant shall submit the Contract to Landlord for its approval with regard to proper insurance and licensing requirements and any other areas which may adversely affect Landlord's interest in the Building, and which approval shall not be unreasonably withheld or delayed by more than [***] ([***]) business days after Landlord's receipt of the Contract. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs"). Prior to the commencement of construction of the Tenant Improvements, and after written request of Landlord, Tenant shall supply Landlord with such bank account information as is appropriate to demonstrate that Tenant has cash or liquid assets sufficient to pay for the anticipated Final Costs of the Tenant Improvements. Tenant shall be responsible to pay Contractor the difference between the amount of the Final Costs (including increased costs of design and construction) and the amount of the Tenant Improvement Allowance.

4.2.2Tenant's Agents.

4.2.2.1Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall,

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within [***] ([***]) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's project manager with respect to the use of freight elevators and loading docks, storage of materials, coordination of work with the contractors at the Project, and any other matters in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2Indemnity. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any permit or certificate of occupancy for the Premises.

4.2.2.3Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within [***] ([***]) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Project and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4Lien-Free Basis. The Contractor and Tenant's Agents shall perform all work on a lien-free basis. If a lien is filed or recorded against the Project due to, or in any way associated with, the construction of the Tenant Improvements, Tenant agrees to have such lien released of record (in a manner and form approved by Landlord) within [***] ([***]) days of Landlord's notice to Tenant regarding same. If Tenant fails to cause the release of such lien within such [***] ([***]) day period to Landlord's satisfaction, Landlord may cause the removal of such lien, and Tenant agrees to repay Landlord for all costs and expenses incurred by Landlord to release the lien (including, but not limited to, the payment of the amount stated in the lien, any filing, processing, recording and attorneys' fees) within [***] ([***]) days of Landlord's request therefor, and such amount shall be considered additional rent due under the Lease. If Tenant fails to pay Landlord as aforesaid, such failure shall be deemed an uncured noticed material default under the Lease, and Landlord may pursue any remedy provided for under the Lease, at law or in equity.

4.2.2.5Insurance Requirements

4.2.2.5.1General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.5.2Special Coverages. Tenant or the Contractor shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operating Coverage insurance, each in amounts not less than $[***] for each incident, and $[***] in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

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4.2.2.5.3General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.5 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord [***] ([***]) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for [***] ([***]) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.5 shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.3Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; and (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code.

4.2.4Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord; provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of the Project, Landlord may, take such action as Landlord deems reasonably necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

4.2.5Meetings. Commencing upon the execution of this Lease, Tenant and Landlord shall hold meetings as required at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by the parties, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings.

4.3Notice of Completion; Copy of "As Built" Plans. Within [***] ([***]) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the recorder of the county in which the Premises is located, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of copies of such as-built drawings within [***] ([***]) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

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SECTION 5

MISCELLANEOUS

5.1Tenant's Representative. Tenant has designated Stefan Shipman as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2Landlord's Representative. Landlord has designated Timur Tecimer as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3Time of the Essence in This Tenant Work Letter. Time is of the essence with respect to the performance by Tenant of every provision of this Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction (in which case, Tenant shall be responsible for any delay in the substantial completion caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion caused by such inaction by Landlord).

5.5Additional Services. If the construction of the Tenant Improvements shall require that additional services or facilities (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided by Landlord, then Tenant shall pay Landlord for such items at Landlord's actual cost or at a reasonable charge if the item involves time of Landlord's personnel only.

5.6Construction Defects. Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant's own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Premises in general. Tenant shall indemnify, hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or Tenant's contractor or subcontractors, or by reason of inadequate cleanup following completion of the Tenant Improvements.

5.7Coordination of Labor. All of Tenant's contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord's contractors or by any other tenant or its contractors with respect to any portion of the Project.

5.8Approval of Plans. Landlord will not check Tenant drawings for building code compliance. Approval of the Construction Drawings by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant's responsibility to meet and comply with all federal, state, and local code requirements. Approval of the Construction Drawings does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

5.9Books and Records. At its option, Landlord, at any time within [***] ([***]) years after final disbursement of the Tenant Improvement Allowance to Tenant, and upon at least [***] ([***]) days prior written notice to Tenant, may cause an audit to be made of Tenant's books and records relating to Tenant's expenditures in connection with the construction of the Tenant Improvements. Tenant shall maintain complete and accurate books and

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records in accordance with generally accepted accounting principles of these expenditures for at least [***] ([***]) years. Tenant shall make available to Landlord's auditor at the Premises within [***] ([***]) business days following Landlord's notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements. In addition to all other remedies which Landlord may have pursuant to the Lease, Landlord may recover from Tenant the reasonable cost of its audit if the audit discloses that Tenant falsely reported to Landlord expenditures which were not in fact made or falsely reported a material amount of any expenditure or the aggregate expenditures.

{04310867.DOC;3 }	4173473v7	Ex. C

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EXHIBIT D

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

[***]

{04310867.DOC;3 }	4173473v7	Ex. D

1

EXHIBIT E

ADDITIONAL USE PROVISIONS - LABORATORY USE

[***]

{04310867.DOC;3 }	4173473v7	Ex. E

1

EXHIBIT F

CONTRACTOR RULES AND REGULATIONS

[***]

G-1

EXHIBIT G

FORM OF LETTER OF CREDIT

[***]

G-2